SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

 000-22849                                                    65-0420146

(Commission File Number)                      (IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954) 917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                    Entry into a Material Definitive Agreement

Item 3.02                    Unregistered Sales of Equity Securities

We have previously disclosed a March 21, 2013 financing transaction with Sigma Opportunity Fund II, LLC (“Sigma”), under which we would receive up to $800,000 in financing pursuant to a senior secured note (“Senior Secured Note”) issued to Sigma and collateralized by all of our assets, subordinated only to security interests already held by Thermo Credit LLC and Rockridge Capital Holdings, LLC, in connection with previous financings and under which we have previously received funding of $600,000 (net of certain fees and expenses). The funding of the remaining $200,000 (“Contingent Financing”) was subject to us meeting certain revenue and operating cash flow (as defined) targets for either the three months ended June 30, 2013 or the six months ended September 30, 2013 as well as making all scheduled principal and interest payments on our indebtedness to Sigma and our other lenders.

On June 14, 2013, we amended the March 21, 2013 financing transaction with Sigma to provide that we would receive immediate funding of $345,000, which would be in lieu of the $200,000 Contingent Financing. Furthermore, this $345,000 would be subject to the same terms as the Contingent Financing, in that it would be repayable as part of the balloon payment due on December 18, 2014 and prior to repayment would be convertible into restricted common shares, at Sigma’s option, using a conversion rate of $1.00 per share.

In connection with this amendment, we agreed to issue 325,000 restricted common shares to Sigma as well as to make payments aggregating $45,000 to Sigma and Sigma Capital Advisors, LLC (“Sigma Capital”), representing an administrative fee plus reimbursement of Sigma’s other cost and expenses related to this financing. This $45,000 was paid by us at closing. We also agreed to issue 125,000 restricted common shares to Sigma Capital.

After the above amendment, the outstanding principal balance under the Senior Secured Note is $945,000 and all other terms of the March 21, 2013 Sigma financing transaction remain in effect.

All of the restricted common shares listed above were offered and sold without the related offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission promulgated thereunder), in reliance on an exemption set forth in Section 4(2) thereof.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

By: /s/ Robert E. Tomlinson

June 20, 2013                                                     Robert E. Tomlinson, CFO

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